UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

DSwiss, Inc.

(Exact name of registrant as specified in its charter)

Date: May 9, 2016

Nevada	2844	47-4215595
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

B-12-11, Prima Avenue, The Tube, Jalan PJU 1/39, Dataran Prima, 47301 Petaling Jaya, Selangor, Malaysia

  Issuer's telephone number: +603 74996962

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	3,443,000	$0.80	$2,754,400	$277.37

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

DSwiss, Inc.

3,443,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of DSwiss, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “DSwiss, Inc.” are offering 2,000,000 shares of our common stock and our selling shareholders are offering 1,443,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Leong Ming Chia. Mr. Leong is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. Mr. Leong will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.80 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.80 for the duration of the Offering. Assuming all of the 2,000,000 shares being offered by the Company are sold, the Company will receive $1,570,000 in net proceeds. Assuming 1,500,000 shares (75%) being offered by the Company are sold, the Company will receive $1,170,000 in net proceeds. Assuming 1,000,000 shares (50%) being offered by the Company are sold, the Company will receive $770,000 in net proceeds. Assuming 500,000 shares (25%) being offered by the Company are sold, the Company will receive $370,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our Chief Executive Officer Leong Ming Chia owns approximately 68.8% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Leong will have the ability to control approximately 68.08% of the voting power of our outstanding capital stock.

*Leong Ming Chia will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Leong’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Leong’s shares, they will be sold at a fixed price of $0.80 for the duration of the offering.

The Company estimates the costs of this offering at $30,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Dealer Prospectus Delivery Obligation

Until January 1, 2017, or 90 days after the effective date of this registration statement, whichever is earlier, all dealers that effect transactions in these securities, whether participating in this offering or not, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘DSwiss,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to DSwiss, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

DSwiss, Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 28, 2015.

DSwiss, Inc. is a beauty supply company that sells cosmetics and other related beauty products to consumers in Malaysia with plans to expand throughout the world.

The Company’s executive offices are located at B-12-11, Prima Avenue, The Tube, Jalan PJU 1/39, Dataran Prima, 47301 Petaling Jaya, Selangor, Malaysia.

Our activities have been limited to day to day operations pertaining to the sale of our products, and the development of our future business operations.

We believe we need to raise $1,600,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 2,000,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our line of beauty products. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $30,000.00, are being paid for by the Company. The maximum proceeds to us from this offering ($1,600,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($1,200,000) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds (800,000) will sustain us for up to 6 months, and 25% of the proceeds ($400,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase operations.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 203,342,600 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 3,443,000 shares. These shares represent 2,000,000 additional shares of common stock to be issued by us and 1,443,000 shares of common stock by our selling stockholders. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.80 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.80 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Leong will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Leong will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Leong’s shares, they will be sold at a fixed price of $0.80 for the duration of the offering.

*Mr. Leong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Leong’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Leong intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Leong will decide whether shares are being sold by the Company or by Mr. Leong himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

2,000,000 shares of common stock, at a fixed price of $0.80 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	1,443,000 shares of common stock, at a fixed price of $0.80 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.80 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	203,342,600 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	205,342,600 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.80.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.80 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, marketing, development of new product lines, and increased staff.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,443,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Leong Ming Chia will sell the 2,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $30,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Leong will have the ability to control approximately 68.08% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Competition from both large, established industry participants and new market entrants may materially effect our business and our ability to compete effectively.

Our competition in the market for beauty product is highly competitive with numerous participants from new market entrants and established industry participants. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt more quickly to changes in customer requirements and reach customers easily from all over the globe.

Changes in customer expectation in our industry and market may materially effect the results of our operations.

The risk of not meeting our customer expectations may result in shift in market shares. Our customers may not be satisfied with the products we delivered, therefore there is a chance that they will choose products offered by our competitors. This may result in low sales revenue and lower in market share.

A change in licensing policy by the government may affect our operation and cash flow.

Applying license permit for distributing beauty product is complex and difficult in different countries. The complexity may vary in different countries. There is a chance the government might change the licensing policy for goods and services. As a result, our operation might have to make significant changes to comply with the new policy introduced by respective government bodies. Failure to comply with policies made by certain governments may cause financial loss and reputational damage.

Our Principal executive office is located in Malaysia and our Company has non-U.S. resident officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Malaysia and our Company has non-U.S. resident officers and Directors. The enforceability of civil liability provisions of the U.S. federal securities laws against the company’s officers and directors and company assets located in foreign jurisdictions will be limited, if possible at all.

We derive all of our revenue from Malaysia, which may be subject to the country risks in Malaysia.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. Negative developments in Malaysia’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects.

We rely on HBW International Marketing Sdn Bhd and Ultra Beauty Supply as our current vendors to produce our products. We may be unable to achieve our growth and profitability objectives if we cannot secure existing vendor relationships.

HBW International Marketing is our supplier for DSwiss Kiwi Cell Detox, DSwiss Coffee Plus and DSwiss Triple Stem Cell. Ultra Beauty Supply is our supplier for DSwiss Peppermint Slimming Gel, DSwiss Coffee Slimming Scrub, DSwiss Silk Mask and DSwiss Bio Cellulose Mask. There can be no assurances that our current or future vendor arrangements will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, design and production standards, or production volumes required to successfully mass market such products.

There is a risk of our trademark registration being rejected in countries that we apply for such registration.

There is a risk that our trademark registration could be rejected in countries of which we may apply. There is an abundance of reasons this may occur but we believe the most common reason for rejection would be due to similar trademarks already registered in such countries. This would negatively impact us as we would not have the ability to trademark images that we believe to represent our brand. This could in turn impact our sales and cause them to suffer should our products not be readily identifiable with our brand name, DSwiss.

If we are unable to protect our intellectual property rights, our ability to compete could be harmed, which could have a material adverse effect on our business, financial condition and results of operations

We regard our trademarks as critical to our success. Our principal intellectual property rights include registered trademarks on our name, “DSwiss” in our website content, rights to our domain name www.dswissbeauty.com. As such, we rely on trademark and confidentiality agreements with certain of our employees, consultants, suppliers and others to protect our proprietary rights. If we are unable to protect or preserve the value of our trademarks or other proprietary rights for any reason, our brand and reputation could be impaired and we could lose customers.

In addition, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. Additionally, other parties may infringe on our intellectual property rights and may thereby dilute our brand in the marketplace. Any such infringement of our intellectual property rights would also likely result in a commitment of our time and resources to protect these rights through litigation or otherwise. If we were to receive an adverse judgment in such a matter, we could suffer further dilution of our trademarks and other rights, which could harm our ability to compete as well as our business, prospects, financial condition and results of operations.

We do not have any protections or measures in place to prevent our suppliers and or competitors from selling the products we rebrand and subsequently sell under the Dswiss name.

Currently, we do not have any protections or measures in place to prevent our suppliers or competitors from selling the same products that we rebrand and subsequently sell under the DSwiss name. We face the possibility that our customers may purchase our products elsewhere as our suppliers and or competitors may be able to offer the same goods at more competitive prices. Because of this our financial condition, and sales may suffer. If this is to occur you may lose some or all of your investment.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending for the beauty products we sell, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We and our vendors are subject to laws and regulations that could require us to modify our current business practices and incur increased costs, which could have a material adverse effect on our business, financial condition and results of operations.

In our industry, we are subject to numerous laws and regulations, including labor and employment and taxation laws to which most retailers are typically subject. The formulation, manufacturing, packaging, labeling, distribution, sale and storage of our products are subject to extensive regulation by various federal agencies and regulatory bodies. If we, our vendors, or the manufacturers of our products fail to comply with those regulations, we could become subject to significant penalties or claims, which could harm our business operations. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketability of our products, resulting in significant loss of net sales. Our failure to comply with regulations may result in enforcement actions and imposition of penalties or otherwise harm the distribution and sale of our products.

If we fail to maintain the value of our brand, our sales are likely to decline.

Our success depends on the value created by DSwiss. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in sales and market share.

We have not internally developed any of our products. Rather we purchase our products from third party suppliers as we see fit and we rebrand them under the DSwiss name.

Because we do not develop any of our products internally we rely on third parties to purchase our products from. If we can not purchase our products from third party suppliers at price points we feel we can mark up and make a profit off of, we may be negatively effected. Any research efforts that we carry out are with the intent to discover products we feel would be marketable to our customers and that we, in the Company’s opinion, feel are effective at carrying out the product’s intended purpose. There is always the possibility that our current suppliers, from whom we purchase our products, may for reasons of financial distress, lack of inventory, or for other varying reasons may not be able to make available products for us to purchase. Because of this we are at risk for needing to find new suppliers who carry comparable products that we feel are of equal or better quality at prices we can purchase and mark up for a profit.

Increases in the demand for, or the price of, raw materials could hurt our profitability.

The raw materials used to manufacture our products are subject to availability constraints and price volatility caused by weather, supply conditions, government regulations, general economic conditions and other unpredictable factors. Increases in the demand for, or the price of, raw materials could hurt our profitability.

We face risks associated with currency exchange rate fluctuations, which could adversely affect our operating results.

Internationally, a portion of our sales received and expenses paid are denominated in currencies other than the Malaysian Ringgit, such as the Vietnamese Dong, Chinese Yuan, Korean Won, Thai Baht, Indonesian Rupiah and Singapore Dollar. As part of our growth strategy, we plan to expand our international operations. As a result, we may face higher risk for exchange rate fluctuations between foreign currencies and the home currency, which could affect our results of operations. If we do not have enough local currency to pay all our expenses in that currency, we are exposed to currency exchange rate risk with respect to those expenses. We are also exposed to exchange rate risk with respect to our profits earned in foreign currency. Even if we were to implement hedging strategies to mitigate foreign currency risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and would involve costs and risks of their own.

Strong competition in the beauty supply industry could decrease our market share.

The beauty supply industry is highly competitive. We compete with various companies throughout Malaysia as well as comparable companies with a worldwide presence which may offer similar, or complimentary, products to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for potential learners and decrease our market share.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the cosmetics industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the cosmetics industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• How many of our various beauty products are sold;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current Chief Executive Officer, Leong Ming Chia, beneficially owns approximately or has the right to vote on 68.78% of our outstanding common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Leong could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Leong’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Leong Ming Chia, our Chief Executive Officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Leong Ming Chia, our Chief Executive Officer. The loss of his services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 203,342,600 shares are issued and outstanding as of May 9, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to DSwiss, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Leong Ming Chia will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Leong is going to be selling shares on behalf of the Company in this offering. Mr. Leong is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Leong’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our Chief Executive Officer, Leong Ming Chia does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Leong does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Leong Ming Chia, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Our Officer and Director lack experience in preparing the financial statements according to U.S. GAAP and complying the SEC rules and regulations.

Our Chief Financial Officer lacks experience in and with the reporting and disclosure obligations according with U.S. GAAP and U.S SEC rules and regulations. Such lack of experience may impair our ability to prepare the financial statements with accordance of the U.S GAAP. This might causes our financial reporting does not indicate and represent the accurate information to the public. Moreover, we have been subject to various regulatory requirements, including those of the SEC and NASDAQ. These requirements include record keeping, financial reporting and corporate governance rules and regulations. As our CFO and employees have not historically had the experience on complying the SEC and NASDAQ regulations, there are some risks that our company will face the inquiry, comments or penalty from the SEC due to our inability on complying the rules and regulations.

Currently, our CFO maintains a checklist that contains the difference between U.S. GAAP and IFRS. Our CFO makes all necessary adjustments to our books and records based upon the checklist and ensures that the adjustments are complete and appropriate. An independent accounting firm audits the U.S. GAAP-based financial statements and the adjusting entries at the year-end.

In the near future, we will sponsor our CFO and related employees to sign up on U.S. GAAP educational program and professional training courses to gain the professional knowledge on the standards and SEC rules and regulations. Moreover, our company plans to hire more accountants that have previous professional working experience in preparing the financial reporting according to U.S. GAAP. Moreover, we plan to engage an outside consultant who has vast experience in U.S GAAP and compliance in SEC rules and regulations to overcome our lack of experience or employees.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $30,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

DSWISS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2015 and 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2015	December 31, 2014
	Audited	Audited
ASSETS
CURRENT ASSETS
Accounts receivable	$7,654	$600
Prepaid expenses and deposits	3,074	2,477
Inventories	2,060	17,452
Income tax receivables	838	618
Cash and cash equivalents	437,202	33,705
Total Current Assets	450,828	54,852

NON-CURRENT ASSETS
Property and equipment, net	42,604	67,813
Intangible assets, net	2,973	-
Total Non-Current Assets	45,577	67,813

TOTAL ASSETS	$496,405	$122,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,547	$1,406
Other payables and accrued liabilities	55,971	58,276
Amount due to director	171	-
Total Current Liabilities	57,689	59,682

NON-CURRENT LIABILITIES
Convertible notes payable	213,500	-

TOTAL LIABILITIES	$271,189	$59,682

STOCKHOLDERS’ EQUITY
Share capital	$20,334	$1
Additional paid in capital	279,296	-
Accumulated other comprehensive loss	(13,221)	(5,119)
Accumulated incomes/(losses)	(61,193)	68,101
TOTAL STOCKHOLDERS’ EQUITY	$225,216	$62,983

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$496,405	$122,665

DSWISS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the years ended December 31, 2015 and 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2015	December 31, 2014
	Audited	Audited

REVENUE	$154,965	$458,288

COST OF REVENUE	(83,928)	(194,146)

GROSS PROFIT	71,037	264,142

OTHER INCOME	107	-

SELLING AND DISTRIBUTION EXPENSES	(9,817)	(22,599)

GENERAL AND ADMINISTRATIVE EXPENSES	(70,319)	-

OPERATING EXPENSES	(102,018)	(202,736)

OTHER OPERATING EXPENSES	(18,310)	(21,144)

INCOME/(LOSS) BEFORE INCOME TAX	(129,320)	17,663

INCOME TAX PROVISION	26	(424)

NET INCOME/(LOSS)	$(129,294)	$17,239

Other comprehensive income/(loss):
- Foreign currency translation adjustment	(8,102)	(3,439)

Comprehensive income/(loss)	(137,396)	13,800

Net income/(loss) per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	64,026,030	-

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of Operations

Year Ended December 31, 2015 and Year Ended December 31, 2014

For the year ended December 31, 2015 we realized revenue in the amount of $154,965, which was less than the previous year ended December 31, 2014, which was in the amount of $458,288. Similarly, our gross profits for the year ended December 31, 2015 were $71,037 while for the year ended December 31, 2014 our gross profits were $264,142. We attribute the decrease in revenue and gross profits to loss in customers purchasing our goods. We believe that in order to retain and maintain more customers in the future we must increase our marketing efforts and/or develop new products.

*Our gross margins may not be comparable to those of other entities, since some entities include all the costs related to their distribution network in cost of revenue. Our cost of revenue includes only the purchase cost of products and packing materials, and does not include any allocation of inbound freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs, and the other costs associated with the distribution network.

Our net loss for the year ended December 31, 2015 was $129,294 while our net income for the year ended December 31, 2014 was $17,239. We again attribute this decrease to a loss of clients purchasing our goods and the increase in administrative expenses resulting in less cash flow into the Company.

For the years ended December 31, 2015 and December 31, 2014 we believe our assets have undergone moderate fluctuations attributable to variances in our inventory, and variances in gross profit from goods sold over the two years, which resulted in a decrease in gross profits and thereby less cash in the Company’s accounts. Our assets for the year ended December 31, 2015 totaled $496,405 due to a large increase in cash and cash equivalents, while for the year ended December 31, 2014, they totaled $122,665.

We are offering the option for individuals, or companies, to purchase our products at a discounted price if they purchase in bulk. In order to receive this discount an individual, or company, must purchase at minimum ten boxes of our products. During years 2015 and 2014, around 85% and 95% of our revenue were derived through the discounted bulk selling program. The Company offered discount range from 30% to 60%, starting from the minimum purchase of ten boxes of our products.

Revenues have been decreased in 2015 as a result of the introduction of Malaysia Goods & Services Tax (GST) when compared with 2014. The Malaysia Goods & Services Tax of 6% was implemented on April 1, 2015. This has resulted in the increased sales price of products offered by the Company. In addition, the operating company paused business operations for a few months in 2015 due to internal operating restructuring. The internal operating restructuring of our company involved revamping our product line in order to increase our competitiveness in the market and also gain back our market share.

Our internal restructuring and planning included the development of fund raising plans, staff layoff, brand building and additional accounting work. This break was conducted in order to improve the operations of our business going forward. Our operations were paused from May 2015 to August 2015.

The cost of revenue also increased because of the implementation of GST. Revenues have been decreased in 2015 as a result of the introduction of the Malaysia Goods & Services Tax (GST) when compared with 2014. The Malaysia Goods & Services Tax of 6% was implemented on April 1, 2015, which made products more expensive to purchase and less appealing to consumers. This lowered the amount of products we were able to sell due to the required increased sales price that went along with this tax hike. In addition, the operating company paused operations for a few months in 2015 due to internal operating restructuring.

Additionally, we have restructured our company budgeting by cutting expenses under human resources, which subsequently led to decreased operating expenses for the year ended December 31, 2015.

The increases in general and administrative expenses are a result of new company formation and preparation for listing on the OTC.

Liquidity and Capital Resources

As of December 31, 2015, we had cash and cash equivalents of $437,202. We have negative operating cash flows and our working capital has been and will continue to be significant. As a result, we depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. For the year ended December 31, 2015 we have meet these requirements primarily by issuance of our common stock.

Operating Activities

For the year ended December 31, 2015, net cash used in operating activities was $98,033, compared to net cash used of $28,619 in the prior year. The operating cash flow performance primarily reflects the increase in net loss due to increase in general and administrative expenses for new company formation and preparation for listing on the OTC.

Investing Activities

For the year ended December 31, 2015, net cash used in investing activities was $7,812, primarily reflecting the trademarks application in Hong Kong, PRC and Malaysia, and the purchase of property and equipment. For the year ended December 31, 2014, net cash used in investing activities was $39,355, primarily reflecting the purchase of property and equipment.

Financing Activities

For the year ended December 31, 2015, net cash provided by financing activities was $513,301 sourced from advances from the director, issuance of shares and proceeds of convertible notes payable.

On May 28, 2015, the company issued 50,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Heung for initial working capital of $5.

On August 31, 2015, DSwiss, Inc. exchanged 50,000 shares of our restricted common stock at par value of $0.0001 with 100% of the common stock of what is now our wholly owned subsidiary, DSwiss Holding Limited. The consideration was in the form of shares and equivalent to the amount of $5 and was issued to Mr. Heung. DSwiss Holding Limited is now our wholly owned subsidiary which shares our exact business plan through which we operate exclusively at this time.

On September 8, 2015, the company issued 140,000,000 and 60,000,000 shares of restricted common stock to Mr. Leong Ming Chia and Greenpro Venture Capital Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $20,000.

On September 10, 2015, the company issued 250,000, 100,000 and 100,000 shares of restricted common stock to Mr. Chua Lee Yee, Mr. Cheng Zhee Long and Ms. Ng Siew Yen respectively, each at a price of $0.001 per share, for additional working capital of $450.

On September 15, 2015 the Company sold shares to 55 shareholders, of whom reside in Hong Kong, China and Malaysia. A total of 2,792,600 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $279,260.

During November 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to 25 accredited investors in an aggregated principal amount of $241,500, of which $28,000 is received after December 31, 2015. The Convertible Notes bear no interest with a maturity of two years, due in 2017. The principal is payable in a lump sum at maturity. The conversion price of two notes is $0.1 per share, while the conversion price of remaining notes is $0.2 per share. The notes are convertible into shares of the Company’s common stock either 1) at the option of the holders, or 2) upon a Qualified Financing of the Company.

In the event that the Company issues and sells shares of its Equity Securities to investors (the “Investors”) on or before the date of the prepayment in full of this Note in an equity financing resulting in gross proceeds to the Company of at least $800,000 (including the conversion of the Notes and other debt) (a “Qualified Financing”), then the unpaid principal balance of this Note shall automatically convert in whole without any further action by the Holder into such Equity Securities

"Convertible Notes") to investors in an aggregated principal amount of $213,500. The Convertible Notes bear no interest with a maturity of two years, due in 2017.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

During 2014, we did not have any financing activities.

Capital Expenditures

The Company has no capital expenditures to date.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Contractual Obligations, Commitments and Contingencies

We currently have a lease agreement in place with respect to office premises in Malaysia to commence our business operations.

During November 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to investors in an aggregated principal amount of $213,500. The Convertible Notes bear no interest with a maturity of two years, due in 2017. The principal is payable in a lump sum at maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.2 per share either at the note holders’ sole and exclusive option, or in the event of equity financing by the Company.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance. The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Additional Information

From this offering we intend to raise a maximum of $1,600,000. We believe that these funds will help provide us enough capital to implement increased marketing efforts, and to develop new and exciting products that will attract more customers.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Beauty Supply Industry

Comprised of a diverse, yet interrelated, set of business lines, the beauty supply industry helps clients look and smell their best. The majority of individuals around the world have likely undergone their own personalized beautification ritual, which could include showering, skin care, shaving, nail trimming, even haircuts. No matter how you look at it, the majority of people make use of beauty supplies in one form or another every day. Because of this, the beauty supply industry continues to be a robust market area with worldwide appeal and revenue generation.

People around the world are increasingly taking a more holistic view towards their health and as a result beauty rituals are becoming increasingly diverse and all encompassing. While this rise in personal maintenance has helped spur the industry to new heights, it is important to note that the beauty industry has been growing and expanding for all of recorded history.

Today, the beauty industry encompasses even more than cosmetics and skin care products, although they are still a significant portion of the sector. Perhaps experiencing an even greater rise in demand would be products that assist in burning fat and making consumers feel and look younger and healthier. It is inarguable that everyone, no matter their economic station or income level, likes to look and feel their best. With our high quality beauty products and easy to use fat burning solutions we aim to assist our clients in achieving just that.

While the beauty supply industry sees sales all over the world, the United States is the biggest cosmetic market in the world. It is estimated that its total revenue will exceed about 62 billion U.S. dollars and employ about 63,816 people by 2016 according to information gathered by statista. One of the leading beauty cosmetic companies in the United States is Proctor & Gamble which generated 29.4 billion U.S. dollars in net sales as compared to 29.2 billion U.S. Dollars the year before.

The beauty supply industry is also comprised of companies that have broad worldwide reach and instant name recognition. They may have significantly greater resources than we have at this point in time and with their addition to the industry competition in the market is fierce. These companies include, but are not strictly limited to, Estee Lauder, Avon Products, and Elizabeth Arden. While a lot of our industry data is referencing the U.S. beauty supply industry these companies have a global presence, which is something we intend to achieve at DSwiss by expanding around the world via the internet and as of yet unidentified means.

With the emergence of the internet as a viable, and desired, method of shopping the beauty supply industry has seen consistent new development and evolution in recent memory. About 17.3 billion U.S. dollars was generated by online shops and mail-order households in 2013 for example. In the next few years cosmetic sales are estimated to continue to grow in both the United States and other global markets as consumers utilize beauty products to help achieve their increasingly diverse social and economic needs.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

DSwiss, Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 28, 2015.

On May 28, 2015, Mr. Heung Wing Wai was appointed as Chief Executive Officer, and as a member of our Board of Directors. Additionally, on May 28, 2015, the company issued 50,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Heung for initial working capital of $5.

On August 31, 2015, DSwiss, Inc. exchanged 50,000 shares of our restricted common stock at par value of $0.0001 with 100% of the common stock of what is now our wholly owned subsidiary, DSwiss Holding Limited. The consideration was in form of shares and equivalent to the amount of $5 and was issued to Mr. Heung. DSwiss Holding Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On September 8, 2015, the company issued 140,000,000 and 60,000,000 shares of restricted common stock to Mr. Leong Ming Chia and Greenpro Venture Capital Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $20,000.

On September 8, 2015, Mr. Heung resigned from all officers positions. Subsequently, Mr. Leong Ming Chia was appointed Chief Executive Officer and as a member of our Board of Directors. Mr. Chua Lee Yee was appointed Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and as a member of our Board of Director.

On September 10, 2015, the company issued 250,000, 100,000 and 100,000 shares of restricted common stock to Mr. Chua Lee Yee, Mr. Cheng Zhee Long and Ms. Ng Siew Yen respectively, each at a price of $0.001 per share, for additional working capital of $450.

On September 10, 2015, Mr. Cheng Zhee Long was appointed as a director.

On September 15, 2015 the Company sold shares to 55 shareholders, of whom reside in Hong Kong, China and Malaysia. A total of 2,792,600 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $279,260.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 2,792,600 shares of common stock sold on September 15, 2015 at $0.1 per share compared to the 200,550,000 shares we issued at $0.0001 on May 28, 2015, September 8, 2015, and at $0.001 on September 10, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of $0.0001 and $0.001 assisted in development of our business plan.

Business Information

*The following is the business information of our wholly owned subsidiary, DSwiss Holding Limited of which we operate exclusively through at this time and of which shares our exact business plan.

DSwiss Holding Limited owns 100% of DSwiss (HK) Limited, a Hong Kong Company, which owns 100% of DSwiss Sdn Bhd, the operating Malaysia Company of which is described below. DSwiss Sdn Bhd has been in business since 2012. All of the previous entities share the same exact business plan.

DSwiss is a beauty supply company formed with the goal of supplying high quality beauty products directly to our clients. Our beauty supplies include, but are not limited to, beverages to assist in burning and reducing fat, anti-aging creams, and products designed to improve the overall health and physical appearance of our clients. Currently we supply our products solely in Malaysia, however we have intentions to expand to Singapore, Indonesia, Hong Kong, Macau and China in the next year, and subsequent to that we will make efforts to expand throughout the world. At this time we operate exclusively online through our website: http://www.dswissbeauty.com/

*It should be noted that we do not have any definitive plans in place at this time in regards to how we will expand our business operations into Singapore, Indonesia, Hong Kong, Macau, and China.

Our company continuously strives to improve the already high standard of our goods and services through ongoing research and market development. We are going to penetrate into South East Asia markets through the recruitment of distributors and via the social media like Facebook and Instagram. We foresee to spend a substantial amount in marketing and advertising in the coming year. At DSwiss we are determined to bring new products to markets that we have not yet explored.

Products which meet the definition of a medicinal scope need to be registered with the Drug Control Authority (DCA), Ministry of Health Malaysia. Manufacturing, marketing, importation and the sale of unregistered products is a violation of the Drug Control Regulations and Cosmetics Act 1984 of Malaysia and enforcement action can be taken.

Among the products offered by DSwiss, “Coffee Plus”, “Kiwi Cell Detox” and “Triple Stem Cell” are not controlled by the DCA since the medicinal component of the products is no more than 20%.

For the remaining products offered by DSwiss, “Silk Mask”, “Coffee Slimming Scrub” and “Peppermint Slimming Gel” are classified as drug and cosmetic items and need to be registered with the DCA. These products have been approved by DCA with a validity period for 2 years starting from mid 2014.

We always strive to offer products as high quality as possible, and hope that this assurance from an esteemed regulatory body will also serve to prove our continuing commitment to providing quality goods.

Our expected growth is planned to occur primarily through the implementation of our social media marketing strategy. DSwiss already has a strong relationship with social media (eg. Facebook, Instagram and Wechat). The global presence social media has helped provide to us has been an invaluable resource, and as we continue to expand our business operations and spread our brand awareness we intend to primarily utilize social media to reach our customers. The benefits of social media are countless, but perhaps the most imperative to our future success is our ability to connect with customers directly, to receive their feedback almost instantaneously. On that note, the feedback we have received from our clients has been overwhelmingly positive, which has helped us to create a robust brand image.

Additionally, we are offering the option for individuals, or companies, to purchase our products at a discounted price if they purchase in bulk. In order to receive this discount an individual, or company, must purchase at minimum ten boxes of our products. At this point the products are the sole property of the individual, or company, who has purchased them. Due to the discounted nature at which they acquire these products they may opt to resell our products at full market value in order to make a profit. At present 85% of our revenue is generated by selling to these kinds of customers.

One of the primary contributing factors to the increasing demand for our products is certainly the rise in obesity level within China. Currently China has one of the largest percentage of obesity in the world, and this creates a great business opportunity for beauty supply companies such as ourselves to offer our fat burning products to a country that is experiencing increasing need for weight loss. The Child and Adolescent Health Section of the China Preventative Medicine Association is attempting to combat this growing obesity, and as such fat loss products are proving to be in high demand. Another additional factor is, of course, the fact that the income of middle class families within China is increasing, therefore their spending power is increasing as is their consumption. Please see the below chart to get a clearer understanding of the growing obesity rates.

In line with trends going on all around the world, China’s urban middle class has been experiencing a change in diet. Consumers are becoming more and more health conscious, therefore the market for beauty products is in a stage of growth. The reason for this is because when people are more health conscious they are oftentimes more concerned with their physical appearance as well aside from just the overall health benefits of leading a healthy lifestyle. At DSwiss we intend to cater to this growing population of health conscious consumers with high quality beauty supply products designed to improve health and appearance.

It should be noted that DSwiss is operating in a highly competitive market and fierce competition exists in the form of multinational companies alongside, to name a few, Bizzy Body and Phyto Science. Although there are numerous alternative brands to our own, we intend to distinguish ourselves with our superior relationship with our clients and commitment to providing exceptional goods and services. However, the threat of new entrants into our market space is very high, for any company operating in an industry experiencing high demand is bound to face competition. We offer products that compete with, alongside physical retailers, e-commerce businesses as well as telemarketing business. Our continued success is dependent upon our ability to continually innovate and position ourselves at the forefront of a cluttered and competitive industry.

While DSwiss has been focused almost exclusively upon pursuing operations within Asia, we do have plans to expand outward and become a household name across the world. Our strategy to do so going forward is by forming partnerships with local companies in various countries that may be willing to stock our products or promote them to their own customers. We believe that by forging strategic relationships and partnerships we can expand our operations across the globe at a greater pace and with greater certainty than we would if we tried to expand on our own.

Sample of Our Most Popular Products

Coffee Plus

Coffee Plus is a new coffee formulation from Switzerland. It helps to accelerate the body fat decomposition rate which burns body fat more effectively and promotes better metabolism in the body.

Coffee Plus has a combination of high soluble fiber with the goodness of high antioxidant premium coffee drink. It contains five natural ingredients such as Fibre Gum, Lotus Leaf, Aloe Vera, Fructo-oligosaccharides and Fructose for better digestive health.

SWITZERLAND
Coffee
New Formulated
plus
D'Swiss
WE SHAPE YOU A PERFECT BODY
15 SACHETS

Kiwi Cell Detox

Kiwi Cell Detox reduces the risk of getting gastrointestinal diseases such as Irritable stomach disorders and Dermatitis. Kiwi Fiber strengthens the body’s immune system and improves skin complexion.

Kiwi Cell Detox contains Prebiotics, Probiotics, Aloe Vera, Lotus Leaf, Psyllium Husk, Fiber Gum, Fructose and Ascorbic Acid.

Triple Stem Cell

Triple Stem Cells repairs cellular DNA to rejuvenate and rehydrate skin cells. It also helps to reduce and prevent wrinkles. Triple Stem Cells contain ingredients such as Mallow Stem Cells, Blueberries Stem Cells and Apple Stem Cells.

Mallow Stem Cells are the traditional medicine in Europe and it is extracted from marshmallow flower. It helps to moisturize and repair skin cells.

Blueberries contain powerful constituents by blocking the detrimental sugar-protein reactions that occur during skin glycation. It helps to rejuvenate skin cells and reduce wrinkles.

Apple Stem Cells are extracted from rare “Uttwiler Spatlauber” apples. There may be only 3 “Uttwiler Spatlauber” apple trees remaining in Switzerland. It contains rich nutrients, protein, and amazing vitality of plant stem cells. It helps to protect and renew skin cells.

Silk Mask

Silk Mask best suits customers who have dry, damaged and sensitive skin. It helps to moisturize the skin, strengthens the skin elasticity as well as repairs skin cells. Also, it brightens the skin tone and restores the skin health of customers.

Silk Mask contains ingredients like Silk Fibers, Silk Protein, Silk Tranexamic acid, Silk Soluble Collagen, Silk Hyaluronic Acid, Marine Collagen, Aloe Leaf Extract, Purified water, Cucumber Essence, Vitamin C, Vitamin E, Charmomile Extract, Allantoin, Sodium Hyluronate and Methylisothiazolinone.

Coffee Slimming Scrub

The Coffee Slimming Scrub detoxifies skins and eliminates water retention in the body. It also reduces stretch marks and scars. It is best suited for customers who want body firming during confinement.

Coffee Slimming Scrub contains ingredients such as Dead Sea Salt, Citric Acid and France Coffee Beans.

Peppermint Slimming Gel

Peppermint Slimming Gel provides the slimming effect of silhouette and soothing skin.

Peppermint Slimming Gel contains ingredients such as purified menthol (active thermo agent) to help activate cellular micro-circulation. It is also formulated with avant-garde plant extract to reduce stretch mark and scars.

*References alluding to the efficacy and effects of our products are based on client testimonials.

*We have no expenditures or expenses relating to research and development of our products for our last two fiscal years. We have not internally developed any of our products. Rather we purchase our products from third party suppliers as we see fit and we rebrand them under the DSwiss name. Any research efforts are with the intent to discover products we feel would be marketable to our customers and that we, in the Company’s opinion, feel are effective at carrying out the products intended purpose.

Future Plans

As mentioned previously our future plans include expanding to the appeal of the global market. In order to do so we will continue our marketing campaign through social media but plan to hire increased employees to support more online interaction with potential customers. We also plan to advertise online through physical advertisements that a user may be able to click on to learn more about us and or our products. We believe we will need to hire an additional 4-5 employees to implement the aforementioned plan to increase our marketing presence. In additional to day to day operations we also plan to allocate funds to developing new product lines that may be more appealing to other markets. Such development will require market research and testing of physical products for overall effectiveness, not to mention approval by respective regulatory bodies in the areas such products will be sold. At this time we have not yet identified the exact costs of obtaining approval to release particular kinds of products, and we can only estimate the costs of such, as well as the cost it will cost to both develop and release new products into the marketplace.

Employees

As of May 9, 2016 we have three full time employees and four part time employees. Mr Leong is our only officer and or director that works full time. The remaining officers and directors of our company work part time.

Currently, all of our employees, Officers and Directors all have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers/or Directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.80. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,600,000 as anticipated.

If 2,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding for Day to Day Operations	$400,000
Developing New Product Lines	$200,000
Increasing Inventory	$370,000
Marketing Campaign	$600,000
Offering Expenses	$30,000
TOTAL	$1,600,000

If 1,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding for Day to Day Operations	$300,000
Developing New Product Lines	$150,000
Increasing Inventory	$270,000
Marketing Campaign	$450,000
Offering Expenses	$30,000
TOTAL	$1,200,000

If 1,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding for Day to Day Operations	$200,000
Developing New Product Lines	$100,000
Increasing Inventory	$170,000
Marketing Campaign	$300,000
Offering Expenses	$30,000
TOTAL	$800,000

If 500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding for Day to Day Operations	$100,000
Developing New Product Lines	$50,000
Increasing Inventory	$70,000
Marketing Campaign	$150,000
Offering Expenses	$30,000
TOTAL	$400,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.80 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.80	$0.80	$0.80
Book Value Per Share Before the Offering	$0.001	$0.001	$0.001
Book Value Per Share After the Offering	$0.003	$0.005	$0.009
Net Increase to Original Shareholder	$0.002	$0.004	$0.008
Decrease in Investment to New Shareholders	$0.797	$0.795	$0.791
Dilution to New Shareholders (%)	99.625%	99.375%	99.875%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$222,243
Net proceeds from this offering	1,600,000
$1,822,243
Denominator:
Shares of common stock outstanding prior to this offering	203,342,600
Shares of common stock to be sold in this offering (100%)	2,000,000
205,342,600

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$222,243
Net proceeds from this offering	800,000
$1,022,243
Denominator:
Shares of common stock outstanding prior to this offering	203,342,600
Shares of common stock to be sold in this offering (50%)	1,000,000
204,342,600

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$222,243
Net proceeds from this offering	400,000
$622,243
Denominator:
Shares of common stock outstanding prior to this offering	203,342,600
Shares of common stock to be sold in this offering (25%)	500,000
203,842,600

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 1,443,000 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 9, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common Stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Heung Wing Wai	100,000	50,000	50,000	0.02%
Leong Ming Chia	140,000,000	220,000	139,780,000	68.75%
Greenpro Venture Capital Limited	60,000,000	220,000	59,780,000	29.41%
Chua Lee Yee	250,000	110,000	140,000	0.07%
Cheng Zhee Long	100,000	20,000	80,000	0.04%
Ng Siew Yen	100,000	20,000	80,000	0.04%
Fong Chun Yew	10,000	10,000	0	0%
Ong Mei Poh	10,000	10,000	0	0%
Fong See Mun	10,000	10,000	0	0%
Fong Keat Ling	10,000	10,000	0	0%
Fong Wei Khem	10,000	10,000	0	0%
Koh Rou En	15,000	15,000	0	0%
Soo Gim Choo	15,000	15,000	0	0%
Ong Yeah Chee	10,000	10,000	0	0%
Yam Tak Kwong	20,000	20,000	0	0%
Cheah Yean Sin	100,000	20,000	80,000	0.04%
Loh Chen Ning	100,000	20,000	80,000	0.04%
Leong Pah Sim	10,000	10,000	0	0%
Joyteam Group Limited	18,000	18,000	0	0%
Law Wai Lu	10,000	10,000	0	0%
Loke Chee Wai	25,000	20,000	5,000	0%
Yeoh Choon Chuan	25,000	20,000	5,000	0%
Li Kai	50,000	20,000	30,000	0.01%
Leong Ming Hwa	10,000	10,000	0	0%
Wong Kin Neo	10,000	10,000	0	0%
Leong Li Lin	10,000	10,000	0	0%
Leong Ming Jiunn	10,000	10,000	0	0%
Loo Chee How	20,000	20,000	0	0%
Leong Pow Toi	10,000	10,000	0	0%
Ng Wen Tai	5,000	5,000	0	0%
Khor Chin Meng	10,000	10,000	0	0%
Ten Shu Fen	10,000	10,000	0	0%
Zhang Guo	10,000	10,000	0	0%
Khor Joo Suan	100,000	20,000	80,000	0.04%
Sun Wah Moi	100,000	20,000	80,000	0.04%
Chong Kai Mun	15,000	15,000	0	0%
Hor Sooi Shen	10,000	10,000	0	0%
Fong Yee Kee	10,000	10,000	0	0%
Lim Lai Peng	10,000	10,000	0	0%
Ong Mei Ling	10,000	10,000	0	0%
Tung Chung Nyin	10,000	10,000	0	0%
Lai Khun Khuan	10,000	10,000	0	0%
Tan Inn Shen	10,000	10,000	0	0%
Tan Lai Wei	10,000	10,000	0	0%
Chan Eu-Jinn	5,000	5,000	0	0%
Nicolas Naihongga Halim	100,000	20,000	80,000	0.04%
Amrin Susilo Halim	100,000	20,000	80,000	0.04%
Sim Yin Hin	33,400	20,000	13,400	0.01%
Leong Poh Sem	300,000	20,000	280,000	0.14%
Seeder International Sdn Bhd	25,000	20,000	5,000	0%
Wong Mew Chan	451,000	20,000	431,000	0.21%
Chan Kum Kong	224,700	20,000	204,700	0.10%
Loke Chan Thow	154,600	20,000	134,600	0.06%
How Pi Noi	22,500	20,000	2,500	0%
Loh Mei Ling	22,500	20,000	2,500	0%
Chin Lee Moon	22,500	20,000	2,500	0%
Wong Kum Loong	222,000	20,000	202,000	0.10%
Woo Shuk Fong	30,000	20,000	10,000	0.01%
Loke Mun Foo, Sebastian	10,000	10,000	0	0%
Chan Kok Kong	110,700	20,000	90,700	0.04%
Tan Shu Juen	110,700	20,000	90,700	0.04%
Total	203,342,600	1,443,000	201,899,600	100%

* Leong Ming Chia is the President, Chief Executive Officer, and also a Director of the Company.

* Chua Lee Yee is the Chief Financial Officer, Treasurer, Secretary, and also a Director of the Company.

* Cheng Zhee Long is a Director of the Company.

* Heung Wing Wai is a Director of the Company.

* Greenpro Venture Capital is 41% owned by Mr. Lee Chong Kuang and 41% owned by Mr. Loke Che Chan Gilbert.

* Joyteam Group Limited is 100% owned by Joyteam Family Foundation, a private foundation under the laws of Panama. Mr. Lee Chong Kuang is the council of the Foundation and deemed as the beneficial owner of the shares.

* Seeder International Sdn Bhd is 50% owned by Mr. Leong Ming Chia, the Director of the Company, and 50% owned by Mr. Loke Chee Wai.

PLAN OF DISTRIBUTION

The Company has 203,342,600 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 2,000,000 shares of its common stock for sale at the price of $0.80 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Leong Ming Chia will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Leong Ming Chia is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Leong Ming Chia will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Leong is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Leong will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Leong Ming Chia will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 2,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.80 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.80 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.80 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $30,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

*Mr. Leong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Leong’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Leong intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Leong will decide whether shares are being sold by the Company or by Mr. Leong himself.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “DSwiss, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 203,342,600 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Our selling shareholders are offering 1,443,000 shares of our common stock, or 0.7% of the total shares outstanding in this registration statement. As of November 18, 2015, there were 61 shareholders of record of our common stock.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

During November 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to 25 accredited investors in an aggregated principal amount of $241,500, of which $28,000 is received after December 31, 2015. The Convertible Notes bear no interest with a maturity of two years, due in 2017. The principal is payable in a lump sum at maturity. The conversion price of two notes is $0.1 per share, while the conversion price of remaining notes is $0.2 per share. The notes are convertible into shares of the Company’s common stock either 1) at the option of the holders, or 2) upon a Qualified Financing of the Company.

In the event that the Company issues and sells shares of its Equity Securities to investors (the “Investors”) on or before the date of the prepayment in full of this Note in an equity financing resulting in gross proceeds to the Company of at least $800,000 (including the conversion of the Notes and other debt) (a “Qualified Financing”), then the unpaid principal balance of this Note shall automatically convert in whole without any further action by the Holder into such Equity Securities.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by Weld Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s executive office is located atB-12-11, Prima Avenue, The Tube, Jalan PJU 1/39, Dataran Prima, 47301 Petaling Jaya, Selangor, Malaysia. The office space is rented by the Company at a fee of $375 per month.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

The Company has applied for exclusive trademark rights on our Company logo in Hong Kong and Malaysia. These applications are pending approval.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and DSwiss, Inc. are provided below:

NAME	AGE	POSITION
Leong Ming Chia	33	President, Chief Executive Officer, Director
Chua Lee Yee	43	Chief Financial Officer, Treasurer, Secretary, Director
Cheng Zhee Long	31	Director
Heung Wing Wai	28	Director

Leong Ming Chia- President, Chief Executive Officer, Director

Mr. Leong achieved an Advanced Diploma of Microelectronics & Physics from TAR College in 2003 as well as a Bachelor’s Degree of Microelectronics & Physics from Campbell University in 2005. In 2007 Mr. Leong joined Tradenex, which is a subsidiary of the Federation of Malaysian Manufacturers, as part of their sales and marketing department. Mr Leong was responsible for developing a marketing plan, overseeing the execution and evaluating the results across B2B, B2C and retail sales channels in order to enable inter-enterprise connectivity, communication and collaboration along the business value chain. From March 2009 onward Mr. Leong was appointed as a committee member of Cross Border Business Association in Hong Kong, promoting cross border trade and opportunities. Since January 2012 Mr. Leong joined DSwiss Sdn Bhd as a Business Development Advisor where Mr Leong developed a set of marketing tool and is bringing the company from traditional sales model to e-commerce model. In September 2015, Mr. Leong was also appointed as the chief executive officer and director of the Company.

Mr. Leong’s experience in the marketing and business development have led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Chua Lee Yee-  Chief Financial Officer, Treasurer, Secretary and Director

Mr. Chua graduated from FTMS College for Association of Chartered Certified Accountant (ACCA)  major in Financial Accounting. From March 2006 to June 2010 Mr. Chua became the Finance Director for PT MAA Assurance where he prepared and updated the company’s corporate communication material in compliance with government authority and ensuring good corporate governance be implemented in the company. Shortly thereafter he was also awarded the positions of Supervisor for the following branches of PT MAA Assurance: Finance, Human Resources, Legal, Internal Audit, Investment, and Information Technology Department. From July 2010 to May 2012 Mr. Chua was appointed as a Managing Partner for BPO Services Sdn Bhd, where he managed outsourcing services and acted as liason with their partner firm. From June 2012 onwards he was appointed as Finance and Administrative Manager for CSAV Agencies (Malaysia) Sdn Bhd. Mr. Chua is still employed at CSAV. However, Mr. Chua has submitted his resignation request to CSAV and this will be effective at the end of June. Currently, Mr. Chua spends approximately 25 hours per week to our company.

Mr. Chua’s experience in the accounting industry as well as his knowledge in corporate governance have led the Board of Director to reach the conclusion that he should serve as a Director of the Company. In September 2015, Mr. Chua was also appointed as the chief financial officer, treasurer, secretary and director of the Company.

Cheng Zhee Long- Director

Mr. Cheng graduated from Southern College Malaysia in 2006 with a Major in Chinese Language and Literature. Despite his cerebral palsy, Mr. Cheng has achieved numerous awards throughout his career such as “Top 10 Malaysian Motivational Speaker” in 2006 and “Honorary Alumni” by Taiwan Soochow University in 2013.

Mr. Cheng started as a motivational speaker at the age of 20, sharing his life experiences in over 500 talks and seminars. He is frequently invited by renowned motivational speaker and trainer Wilson Lin to speak at his seminars in China.

Mr. Cheng is also a writer and marathon runner. He published his first book “Run To Win” in 2011. He participated and completed a number of marathons and holds the record of “Asian’s Cerebral Palsy 53km Marathon” organized by Adidas Sundown Marathon in 2009.

Mr. Cheng does not have any primary employment except as a writer since 2011 and as a speaker since 2006. In September 2015, Mr. Cheng was appointed as the director of the Company.

Mr. Cheng’s image as charity ambassador, which enhances the corporate social responsibility image of the Company led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Heung Wing Wai- Director

Mr. Heung achieved a Bachelor’s Degree in Business Administration and a Master’s Degree in Corporate Finance from the Hong Kong Polytechnic University in 2009 and 2015 respectively. Mr. Heung began working as a financial consultant at the asset management firm Alpha Wealth Management Limited in 2009. Subsequently Mr. Heung worked as a dealer at Haitong International Securities and Bright Smart Securities from December 2009 to March 2014. These companies are securities firms dealing in securities, future contracts, leveraged foreign exchange and bullion. In April 2014 Mr. Heung was a consultant of Banco Espírito Santo do Oriente in Macau until April 2015. In 2015, Mr. Heung has worked for various businesses as a consultant and advisor, specialized in corporate advisory and financial products. In May 2015, Mr. Heung was appointed as the director of the Company.

Mr. Heung’s experience in the financial industry as well as his advisory role have led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures our in relation to our last two fiscal years and our inclusive of our wholly owned subsidiary.

Summary Compensation Table:

Name and principal position (a)	Year ended December 31, 2014 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Leong Ming Chia, President, Chief Executive Officer, and Director		$35,394	-	-	-	-	-	-	$35,394

Chua Lee Yee, Chief Financial Officer, Treasurer, Secretary, and Director		-	-	-	-	-	-	-	$-

Cheng Zhee Long, Director		-	-	-	-	-	-	-	$-

Heung Wing Wai, Director		-	-	-	-	-	-	-	$-

Compensation of Directors

Summary Compensation Table:

Name and principal position (a)	Year ended December 31, 2015 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Leong Ming Chia, President, Chief Executive Officer, and Director		$30,810	-	-	-	-	-	-	$30,810

Chua Lee Yee, Chief Financial Officer, Treasurer, Secretary, and Director		-	-	-	-	-	-	-	$-

Cheng Zhee Long, Director		-	-	-	-	-	-	-	$-

Heung Wing Wai, Director		-	-	-	-	-	-	-	$-

Compensation of Directors

Compensation of Directors should be read in conjunction with the above titled “Summary Compensation Table.”

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 9, 2016, the Company has 203,342,600 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Leong Ming Chia, President, Chief Executive Officer and Director	140,025,000	68.86%	none	n/a	68.86%
Chua Lee Yee, Chief Financial Officer, Treasurer, Secretary, and Director	250,000	0.13%	none	n/a	0.13%
Cheng Zhee Long, Director	100,000	0.05%	none	n/a	0.05%
Hueng Wing Wai, Director	100,000	0.05%	none	n/a	0.05%
5% Shareholders
Greenpro Venture Capital	60,000,000	29.51%	none	n/a	29.51%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 28, 2015, Mr. Heung Wing Wai was appointed as Chief Executive Officer, and as a member of our Board of Directors. Additionally, on May 28, 2015, the company issued 50,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Heung for initial working capital of $5.

On August 31, 2015, DSwiss, Inc. exchanged 50,000 shares of our restricted common stock at par value of $0.0001 with 100% of the common stock of what is now our wholly owned subsidiary, DSwiss Holding Limited. The consideration was in form of shares and equivalent to the amount of $5 and was issued to Mr. Heung. DSwiss Holding Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On September 8, 2015, the company issued 140,000,000 and 60,000,000 shares of restricted common stock to Mr. Leong Ming Chia and Greenpro Venture Capital Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $20,000.

On September 8, 2015, Mr. Heung resigned from all officers positions. Subsequently, Mr. Leong Ming Chia was appointed Chief Executive Officer and as a member of our Board of Directors. Mr. Chua Lee Yee was appointed Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and as a member of our Board of Director.

On September 10, 2015, the company issued 250,000, 100,000 and 100,000 shares of restricted common stock to Mr. Chua Lee Yee, Mr. Cheng Zhee Long and Ms. Ng Siew Yen respectively, each at a price of $0.001 per share, for additional working capital of $450.

On September 10, 2015, Mr. Cheng Zhee Long was appointed as a director.

On September 15, 2015 the Company sold shares to 55 shareholders, of whom reside in Hong Kong, China and Malaysia. A total of 2,792,600 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $279,260.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 2,792,600 shares of common stock sold on September 15, 2015 at $0.1 per share compared to the 200,550,000 shares we issued at $0.0001 on May 28, 2015, September 8, 2015, and at $0.001 on September 10, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of $0.0001 and $0.001 assisted in development of our business plan.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

For the Year Ended December 31, 2015
Audit fees	$9,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$9,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2015 and 2014	F-3
Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2015 and 2014	F-4
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2015 and 2014	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2015 and 2014	F-6
Notes to the Consolidated Financial Statements	F-7 – F-15

- F1 -

WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T : (603) 2284 5126 ; (603) 2284 6126

F : (603) 2284 7126

E : info@weldaudit.com

W : www.weldaudit.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

DSwiss, Inc.

We have audited the accompanying consolidated balance sheets of DSWISS, INC. as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income, consolidated statements of stockholders’ equity and consolidated statements of cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DSWISS, INC. as of December 31, 2015 and 2014, and the consolidated results of its operations and its consolidated cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: March 25, 2016 Kuala Lumpur, Malaysia

- F2 -

DSWISS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2015 and 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2015	December 31, 2014
	Audited	Audited
ASSETS
CURRENT ASSETS
Accounts receivable	$7,654	$600
Prepaid expenses and deposits	3,074	2,477
Inventories	2,060	17,452
Income tax receivables	838	618
Cash and cash equivalents	437,202	33,705
Total Current Assets	450,828	54,852

NON-CURRENT ASSETS
Property and equipment, net	42,604	67,813
Intangible assets, net	2,973	-
Total Non-Current Assets	45,577	67,813

TOTAL ASSETS	$496,405	$122,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,547	$1,406
Other payables and accrued liabilities	55,971	58,276
Amount due to director	171	-
Total Current Liabilities	57,689	59,682

NON-CURRENT LIABILITIES
Convertible notes payable	213,500	-

TOTAL LIABILITIES	$271,189	$59,682

STOCKHOLDERS’ EQUITY
Share capital	$20,334	$1
Additional paid in capital	279,296	-
Accumulated other comprehensive loss	(13,221)	(5,119)
Accumulated incomes/(losses)	(61,193)	68,101
TOTAL STOCKHOLDERS’ EQUITY	$225,216	$62,983

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$496,405	$122,665

See accompanying notes to consolidated financial statements.

- F3 -

DSWISS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the years ended December 31, 2015 and 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2015	December 31, 2014
	Audited	Audited

REVENUE	$154,965	$458,288

COST OF REVENUE	(83,928)	(194,146)

GROSS PROFIT	71,037	264,142

OTHER INCOME	107	-

SELLING AND DISTRIBUTION EXPENSES	(9,817)	(22,599)

GENERAL AND ADMINISTRATIVE EXPENSES	(70,319)	-

OPERATING EXPENSES	(102,018)	(202,736)

OTHER OPERATING EXPENSES	(18,310)	(21,144)

INCOME/(LOSS) BEFORE INCOME TAX	(129,320)	17,663

INCOME TAX PROVISION	26	(424)

NET INCOME/(LOSS)	$(129,294)	$17,239

Other comprehensive income/(loss):
- Foreign currency translation adjustment	(8,102)	(3,439)

Comprehensive income/(loss)	(137,396)	13,800

Net income/(loss) per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	64,026,030	-

See accompanying notes to consolidated financial statements.

- F4 -

DSWISS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2015 and 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED COMPREHENSIVE INCOME/(LOSS)	ACCUMULATED SURPLUS/(DEFICIT)	TOTAL EQUITY
	Number of Shares	Amount
Balance, January 1, 2014	2	$1	$-	$(1,680)	$50,862	$49,183
Net income	-	-	-	-	17,239	17,239
Foreign currency translation adjustment	-	-	-	(3,439)	-	(3,439)
Balance, December 31, 2014	2	1	-	(5,119)	68,101	62,983
Elimination	(2)	(1)	-	-	-	(1)
Issuance of share capital - founder’s shares	50,000	5	-	-	-	5
Acquisition of transactions under common control – DSwiss Holding Limited and DSwiss (HK) Limited	-	-	(86)	-	-	(86)
Shares issued for acquisition of DSwiss Holding Limited	50,000	5	(4)	-	-	1
Issuance of share capital - additional founders' shares	200,000,00	20,000	-	-	-	20,000
Issuance of shares for working capital	450,000	45	405	-	-	450
Shares issued in private placement completed on September 15, 2015 at $0.1 per share	2,792,600	279	278,981	-	-	279,260
Net loss	-	-	-	-	(129,294)	(129,294)
Foreign currency translation adjustment	-	-	-	(8,102)	-	(8,102)
Balance, December 31, 2015	203,342,600	$20,344	$279,296	$(13,221)	$(61,193)	$225,216

See accompanying notes to consolidated financial statements.

- F5 -

DSWISS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2015 and 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2015 Audited	December 31, 2014 Audited

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit/(loss)	$(129,294)	$17,663
Adjustments to reconcile net profit/(loss) to net cash used in operating activities:
Depreciation and amortization	18,647	20,639
Changes in operating assets and liabilities:
Accounts payable	442	(2,457)
Accounts receivable	(7,650)	8,269
Other payables and accrued liabilities	7,953	(68,412)
Inventories	13,403	(1,688)
Prepaid expenses and deposits	(1,165)	(557)
Cash used in operating activities	(97,664)	(26,543)
Taxation refund	555	-
Taxation paid	(924)	(2,076)
Net cash used in operating activities	(98,033)	(28,619)

CASH FLOWS FROM INVESTING ACTIVITIES:
Intangible assets	(3,441)	-
Purchase of property and equipment	(4,371)	(39,355)

Net cash used in investing activities	(7,812)	(39,355)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from / (repayment to) directors	171	-
Issuance of share capital	20,334	-
Additional paid-in capital	279,296	-
Proceeds from convertible notes payable	213,500	-

Net cash provided by financing activities	513,301	-

Effect of exchange rate changes on cash and cash equivalents	(3,959)	1,293

Net increase / (decrease) in cash and cash equivalents	403,497	(66,681)
Cash and cash equivalents, beginning of period	33,705	100,386
CASH AND CASH EQUIVALENTS, END OF PERIOD	$437,202	$33,705
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

- F6 -

DSWISS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

DSwiss, Inc. is organized as a Nevada limited liability company, incorporated on May 28, 2015. For purposes of financial statement presentation, DSwiss, Inc. and its subsidiaries are herein referred to as “the Company” or “we”. The purpose of the Company and its subsidiaries is to supply high quality beauty products directly to clients through wholly owned subsidiaries. Our beauty supplies include, but are not limited to, beverages to assist in burning and reducing fat, anti-aging creams, and products designed to improve the overall health and physical appearance of our clients.

We have historically conducted our business through DSwiss Sdn Bhd, a private limited liability company, incorporated in Malaysia. DSwiss Holding Limited, incorporated in Seychelles, is an investment holding company with 100% equity interest in DSwiss (HK) Limited, a company incorporated in Hong Kong, which subsequent hold 100% equity interest in DSwiss Sdn., Bhd. On August 31, 2015, DSwiss, Inc. was organized to be the holding company parent to, and succeed to the operations of, DSwiss Holding Limited. The former unit holder of DSwiss Holding Limited became the unit holder of DSwiss, Inc. and DSwiss Holding Limited became a wholly-owned subsidiary of DSwiss, Inc. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of DSwiss Holding Limited were carried over to and combined with DSwiss, Inc. at historical cost, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information

The Company, through its subsidiaries, mainly supplies high quality beauty products.

Details of the Company’s subsidiaries:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities

1.	DSwiss Holding Limited	Seychelles, May 28, 2015	1 share of ordinary share of US$1 each	Investment holding

2.	DSwiss (HK) Limited	Hong Kong, May 28, 2015	1 share of ordinary share of HK$1 each	Supply of beauty products
3.	DSwiss Sdn Bhd	Malaysia, March 10, 2011	2 shares of ordinary share of RM 1 each	Supply of beauty products

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be December 31.

- F7 -

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition” , the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from supplies of beauty products is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there was no sales return for the period reported.

Cost of revenues

Cost of revenues includes the purchase cost of retail goods for re-sale to customers and the packing materials (such as boxes). It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping and handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

Selling and distribution expenses

Selling and distribution expenses are primarily comprised of travelling and accommodation fees, transportation fees such as petrol, toll, parking and shipping and handling fees.

- F8 -

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in,first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Consolidated Statements of Operations.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant, equipment and software are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Computer and software	5 years
Furniture and Fittings	5 years
Office equipment	10 years

Expenditures for maintenance and repairs are expensed as incurred.

Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trademarks in Hong Kong, the PRC, and Malaysia, which are amortized on a straight-line basis over a useful live of five year.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There was no impairment losses recorded on intangible assets for the year ended December 31, 2015.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

- F9 -

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and Hong Kong, and is subject to tax in these jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Malaysia maintains its books and record in its local currency, Ringgits Malaysia (“RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

- F10 -

Translation of amounts from RM into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended	As of and for the year ended
	December 31, 2015	December 31, 2014

Period-end RM : US$1 exchange rate	4.29	3.50
Period-average RM : US$1 exchange rate	3.89	3.39
Period-end HK$ : US$1 exchange rate	7.75	7.75
Period-average HK$ : US$1 exchange rate	7.75	7.75

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate at their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2014 and 2013, the Company operates in one reportable operating segment in Malaysia.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F11 -

3. PROPERTY AND EQUIPMENT

Property, equipment and software as of December 31, 2015 and December 31, 2014 are summarized below:

	2015	2014
Computers and software	$79,266	$ 93,650
Furniture and fittings	2,110	2,580
Office equipment	7,142	7,556
Total property and equipment	$88,518	$ 103,796
Accumulated depreciation	(45,914)	(35,983)
Property and equipment, net	$42,604	$ 67,813

Depreciation expense for the years ended December 31, 2015 and December 31, 2014 were $18,305 and $20,639, respectively.

4. INTANGIBLE ASSETS

Intangible assets as of December 31, 2015 and December 31, 2014 are summarized as below:

	2015	2014
Trademarks	$3,315	$-
Amortization	(342)	-
Intangible assets, net	$2,973	$-

Amortization for the years ended December 31, 2015 was $342.

5. PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits consisted of the following at December 31, 2015 and December 31, 2014:

	2015	2014
Prepaid expenses	$2,650	$1,957
Deposits	424	520
Total prepaid expenses and deposits	$3,074	$2,477

6. INVENTORIES

Inventories consist of the following at December 31, 2015 and December 31, 2014:

	2015	2014
Finished goods, at cost	$2,060	$17,452
Total inventories	$2,060	$17,452

- F12 -

7. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at December 31, 2015 and December 31, 2014:

	2015	2014
Other payables	$38,372	$43,377
Accrued payroll and benefits	-	12,475
Accrued audit fees	13,800	929
Accrued other expenses	876	1,495
Accrued professional fees	2,923	-
Total payables and accrued liabilities	$55,971	$58,276

 8. INCOME TAXES

For the years ended December 31, 2015 and December 31, 2014, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	For the year ended	For the year ended
	December 31, 2015	December 31, 2014

Tax jurisdictions from:
- Local	$(66,453)	$-
- Foreign, representing
Seychelles	(2,110)	-
Hong Kong	5,793	-
Malaysia	(66,550)	17,663

Income/(loss) before income tax	$(129,320)	$17,663

The provision for income taxes consisted of the following:

	For the year ended	For the year ended
	December 31, 2015	December 31, 2014
Current:
- Local	$-	$-
- Foreign (Malaysia)	26	(424)

Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$26	$(424)

-F13-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles, Hong Kong and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

Seychelles

Under the current laws of the Seychelles, DSwiss Holding Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong

DSwiss (HK) Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

Malaysia

DSwiss Sdn Bhd is subject to Malaysia Corporate Tax, which is charged at the statutory income rate range from 20% to 25% on its assessable income.

9. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

Customers from Malaysia and Indonesia constitute 96% of the Company’s revenues with $7,654 of accounts receivable for the years ended December 31, 2015.

For the years ended December 31, 2014, customers from Malaysia constitute 100% of the Company’s revenues with $600 of accounts receivable.

- F14 -

(b)	Major vendors

For the years ended December 31, 2015 and December 31, 2014, the vendors who accounted for 10% or more of the Company’s purchases and its outstanding payable balance at period-end are presented as follows:

	2015	2014	2015	2014	2015	2014
	Purchase		Percentage of purchases		Accounts payable, trade

Vendor A	$24,144	71,346	29%	37%	$1,547	1,406
Vendor B	20,118	67,760	24%	35%	-	-
Vendor C	10,052	45,864	12%	24%	-	-
	$54,314	184,970	65%	96%	$1,547	1,406

Vendors are located in Malaysia.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to US$ and HK$ converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

10. COMMITMENTS AND CONTINGENCIES

During the years ended December 31, 2015 and December 31, 2014, the Company entered into an agreement with an independent third party to lease office premises in Malaysia on a monthly basis, for the operations of the Company. The rent expense for the years ended December 31, 2015 and December 31, 2014 were $4,678 and $5,309 respectively.

11. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “ Subsequent Events ”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2015 through March 25, 2016, the date the financial statements were issued.

For the period January 1, 2016 through March 25, 2016, the Company received a total of $28,000 of convertible promissory notes from accredited investors who reside in Thailand with conversion price of the convertible notes is $0.1 per share. The Company also received a total of $180,000 of convertible promissory notes from accredited investors who reside in Malaysia, China, Hong Kong, Singapore and Taiwan with conversion price of the convertible notes is $0.2 per share. The Convertible Notes bear no interest with a maturity of two years.

- F15 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$277.37
Auditor Fees and Expenses	$9,000.00
Legal Fees and Related Expenses	$10,000.00
EDGAR fees	$6,000.00
Transfer Agent Fees	$5,000.00
TOTAL	$30,277.37

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On May 28, 2015, the company issued 50,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Heung for initial working capital of $5.

On August 31, 2015, DSwiss, Inc. exchanged 50,000 shares of our restricted common stock at par value of $0.0001 with 100% of the common stock of what is now our wholly owned subsidiary, DSwiss Holding Limited. The consideration was in form of shares and equivalent to the amount of $5 and was issued to Mr. Heung. DSwiss Holding Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On September 8, 2015, the company issued 140,000,000 and 60,000,000 shares of restricted common stock to Mr. Leong Ming Chia and Greenpro Venture Capital Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $20,000.

On September 10, 2015, the company issued 250,000, 100,000 and 100,000 shares of restricted common stock to Mr. Chua Lee Yee, Mr. Cheng Zhee Long and Ms. Ng Siew Yen respectively, each at a price of $0.001 per share, for additional working capital of $450.

On September 15, 2015 the Company sold shares to 55 shareholders, of whom reside in Hong Kong, China and Malaysia. A total of 2,792,600 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $279,260.

During November 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to 25 accredited investors in an aggregated principal amount of $241,500, of which $28,000 is received after December 31, 2015. The Convertible Notes bear no interest with a maturity of two years, due in 2017. The principal is payable in a lump sum at maturity. The conversion price of two notes is $0.1 per share, while the conversion price of remaining notes is $0.2 per share. The notes are convertible into shares of the Company’s common stock either 1) at the option of the holders, or 2) upon a Qualified Financing of the Company.

In the event that the Company issues and sells shares of its Equity Securities to investors (the “Investors”) on or before the date of the prepayment in full of this Note in an equity financing resulting in gross proceeds to the Company of at least $800,000 (including the conversion of the Notes and other debt) (a “Qualified Financing”), then the unpaid principal balance of this Note shall automatically convert in whole without any further action by the Holder into such Equity Securities.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock and convertible notes since the sales of the stock and convertible notes were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 2,792,600 shares of common stock sold on September 15, 2015 at $0.1 per share compared to the 200,550,000 shares we issued at $0.0001 on May 28, 2015, September 8, 2015, and at $0.001 on September 10, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of $0.0001 and $0.001 assisted in development of our business plan.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on May 28, 2015 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Supply Agreement with HBW International Marketing Sdn. Bhd. filed confidentially (1) *
10.2	Supply Agreement with Ultra Beauty Supply filed confidentially (1) *
23.1	Consent of Independent Accounting Firm “Weld Asia Associates” (1)
99.1	Sample Subscription Agreement (1)
99.2	Sample Convertible Note Agreement (1)

____________________

(1)	Filed herewith.
*	Exhibit has been omitted and the Company is requesting confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended (the “Securities Act”).

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Petaling Jaya, Selangor, Malaysia on May 9, 2016.

DSwiss, Inc.

By: /s/ Leong Ming Chia
Name: Leong Ming Chia
Title: President, Chief Executive Officer, Director Date: May 9, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Leong Ming Chia  Signature: /s/ Leong Ming Chia  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: May 9, 2016

Name: Chua Lee Yee  Signature: /s/ Chua Lee Yee  Title: Chief Financial Officer, Treasurer, Secretary, Director (Principal Financial Officer and Principal Accounting Officer) Date: May 9, 2016

Name: Cheng Zhee Long Signature: /s/ Cheng Zhee Long  Title: Director  Date: May 9, 2016

Name: Heung Wing Wai Signature: /s/ Heung Wing Wai  Title: Director  Date: May 9, 2016